Pilgrim’s Pride Reports Operating Income of $152 Million and Operating Margin of 7.5% for the First Quarter of 2017

GREELEY, Colo., May 3, 2017 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports first quarter 2017 financial results.

First Quarter Highlights

•	Net Sales of $2.02 billion.

•	Net Income of $93.9 million, GAAP EPS of $0.38.

•	Operating Income margins of 7.7% in U.S. and 6.6% in Mexico operations, respectively.

•	Adjusted EBITDA of $204.0 million (or a 10.1% margin).

•	Cash Flow from Operations of $61.5 million.

•	GNP integration is on track with additional synergies already identified increasing total annualized run-rate to $30 million, up from $20 million before.

•
Completion of previously announced capital investments, including strategic projects in organic and NAE, will deliver better product mix to reduce impact of commodity markets, strengthen operational efficiencies as well as tailored customer needs, and improve margin profile.

Unaudited, In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended
	Mar 26, 2017	Mar 27, 2016	Change
Net Sales	$2,020.5	$1,962.9	+2.9%
GAAP EPS	$0.38	$0.46	-17.4%
Operating Income	$152.4	$188.8	-19.3%
Adjusted EBITDA (1)	$204.0	$233.5	-12.6%
Adjusted EBITDA Margin (1)	10.1%	11.9%	-1.8pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

“In-line with expectations, our Q1 results improved sequentially from Q4 driven by stronger results at our U.S. operations while Mexico continued to deliver solid performance despite less favorable FX impact on cost. Highlighting the diversity of our portfolio of bird sizes, small bird and tray-pack have remained strong during the period, while large bird deboning has rebounded from a weaker than expected January and continued to improve with stronger exports and increasing domestic demand. With summer grilling season nearing and a supportive export environment, we expect profits for our large birds to further increase, given the improved cutout. Our exposure to multiple bird sizes through our well-balanced portfolio will provide an opportunity for us to capture the improvement in performance across all bird segments,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“The GNP integration is proceeding well and we have already identified additional synergies to add to the prior $20 million target, which puts us at a higher, revised annualized run-rate of $30 million. We have a sustainable competitive advantage in the upper Midwest and the potential to expand into new markets with the Gold’n Plump brand as well as the new premium Just BARE chicken in the “better for you” category. We already started to grow and leverage our combined product offerings by introducing a new line of fully-cooked sausages under the Gold’n Plump brand to complement the NAE veg-fed fully cooked line of artisanal chicken sausages we launched recently, giving us a great solution to satisfy every consumer segment in this growing category.”

“The completion of some of our previously announced capital investments, including strategic projects in organic and NAE segments, will further diversify our portfolio by improving mix and offering more differentiated, customized solutions as well as innovative products to serve key customer requirements, reducing the impact of commodity markets, and further raising our margin profile. We are also increasing our capital investment target for 2017 to $250 million from $220 million to reflect the acquisition of GNP, higher than depreciation and just slightly below last year’s record level.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, May 4, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: http://services.choruscall.com/links/ppc170504.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through August 4, 2017.

About Pilgrim’s Pride

Pilgrim’s employs approximately 41,900 people and operates chicken processing plants and prepared-foods facilities in 14 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the

Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 26, 2017	December 25, 2016
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$30,762	$120,328
Restricted cash	4,415	4,979
Trade accounts and other receivables, less allowance for doubtful accounts	367,351	317,170
Account receivable from related parties	3,282	3,913
Inventories	924,169	813,262
Income taxes receivable	6,754	—
Prepaid expenses and other current assets	77,587	57,457
Assets held for sale	5,015	5,259
Total current assets	1,419,335	1,322,368
Other long-lived assets	16,509	15,710
Identified intangible assets, net	121,880	38,593
Goodwill	222,778	125,607
Property, plant and equipment, net	1,709,843	1,505,940
Total assets	$3,490,345	$3,008,218

Accounts payable	$575,781	$555,097
Account payable to related parties	5,089	1,421
Accrued expenses and other current liabilities	284,834	290,699
Income taxes payable	50,993	20,990
Current maturities of long-term debt	96	94
Total current liabilities	916,793	868,301
Long-term debt, less current maturities	1,346,990	1,011,858
Deferred tax liabilities	158,494	142,651
Other long-term liabilities	88,717	88,661
Total liabilities	2,510,994	2,111,471
Common stock	2,602	2,597
Treasury stock	(231,758)	(217,117)
Additional paid-in capital	1,688,197	1,686,742
Accumulated deficit	(426,714)	(520,635)
Accumulated other comprehensive loss	(62,921)	(64,243)
Total Pilgrim’s Pride Corporation stockholders’ equity	969,406	887,344
Noncontrolling interest	9,945	9,403
Total stockholders’ equity	979,351	896,747
Total liabilities and stockholders’ equity	$3,490,345	$3,008,218

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended
	March 26, 2017	March 27, 2016
	(In thousands, except per share data)
Net sales	$2,020,492	$1,962,937
Cost of sales	1,805,287	1,725,375
Gross profit	215,205	237,562
Selling, general and administrative expense	62,853	48,788
Operating income	152,352	188,774
Interest expense, net of capitalized interest	12,386	12,033
Interest income	(302)	(693)
Foreign currency transaction loss (gain)	619	(235)
Miscellaneous, net	(2,715)	(2,946)
Income before income taxes	142,364	180,615
Income tax expense	47,901	62,604
Net income	94,463	118,011
Less: Net income (loss) attributable to noncontrolling interests	542	(360)
Net income attributable to Pilgrim’s Pride Corporation	$93,921	$118,371

Weighted average shares of common stock outstanding:
Basic	248,692	254,807
Effect of dilutive common stock equivalents	234	340
Diluted	248,926	255,147

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.38	$0.46
Diluted	$0.38	$0.46

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirteen Weeks Ended
	March 26, 2017	March 27, 2016
	(In thousands)
Cash flows from operating activities:
Net income	$94,463	$118,011
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	50,390	42,391
Foreign currency transaction losses	2,158	—
Gain on property disposals	118	(129)
Loss on equity method investments	(13)	—
Share-based compensation	1,460	880
Deferred income tax expense (benefit)	13,330	(215)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(33,681)	(1,894)
Inventories	(54,448)	22,829
Prepaid expenses and other current assets	(16,715)	7,023
Accounts payable, accrued expenses and other current liabilities	(18,072)	(55,990)
Income taxes	25,380	55,261
Long-term pension and other postretirement obligations	(1,633)	(2,311)
Other operating assets and liabilities	(1,283)	(362)
Cash provided by operating activities	61,454	185,494
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(114,487)	(37,074)
Business acquisition	(359,698)	—
Proceeds from property disposals	181	610
Cash used in investing activities	(474,004)	(36,464)
Cash flows from financing activities:
Proceeds from note payable to bank	—	8,885
Payments on note payable to bank	—	(16,034)
Proceeds from revolving line of credit	662,795	—
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(330,772)	(21)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	5,038	3,691
Payment of capitalized loan costs	—	(13)
Purchase of common stock under share repurchase program	(14,641)	(2,657)
Cash used in financing activities	322,420	(6,149)
Increase (decrease) in cash, cash equivalents and restricted cash	(90,130)	142,881
Cash, cash equivalents and restricted cash, beginning of period	125,307	439,638
Cash, cash equivalents and restricted cash, end of period	$35,177	$582,519

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended
	March 26, 2017	March 27, 2016
	(In thousands)
Net income	$94,463	$118,011
Add:
Interest expense, net	12,084	11,340
Income tax expense (benefit)	47,901	62,604
Depreciation and amortization	50,390	42,391
Minus:
Amortization of capitalized financing costs	951	928
EBITDA	203,887	233,418
Add:
Foreign currency transaction losses (gains)	619	(235)
Restructuring charges	—	—
Minus:
Net income (loss) attributable to noncontrolling interest	542	(360)
Adjusted EBITDA	$203,964	$233,543

The summary unaudited consolidated income statement data for the twelve months ended March 26, 2017 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the three months ended March 27, 2016 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 25, 2016 and (2) the applicable audited consolidated income statement data for the three months ended March 26, 2017.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	June 26, 2016	September 25, 2016	December 25, 2016	March 26, 2017	March 26, 2017
	(In thousands)
Net income	$153,042	$98,527	$70,149	$94,463	$416,181
Add:
Interest expense, net	10,865	11,834	10,158	12,084	44,941
Income tax expense (benefit)	78,398	51,060	40,844	47,901	218,203
Depreciation and amortization	46,293	45,772	46,059	50,390	188,514
Minus:
Amortization of capitalized financing costs	962	970	972	951	3,855
EBITDA	287,636	206,223	166,238	203,887	863,984
Add:
Foreign currency transaction losses (gains)	(4,744)	4,142	4,734	619	4,751
Restructuring charges	—	279	790	—	1,069
Minus:
Net income (loss) attributable to noncontrolling interest	156	(130)	(469)	542	99
Adjusted EBITDA	$282,736	$210,774	$172,231	$203,964	$869,705

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by Net Revenue for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Thirteen Weeks Ended
	March 26, 2017	March 27, 2016	March 26, 2017	March 27, 2016
	(In thousands)
Net income from continuing operations	$94,463	$118,011	4.68%	6.01%
Add:
Interest expense, net	12,084	11,340	0.60%	0.58%
Income tax expense (benefit)	47,901	62,604	2.37%	3.19%
Depreciation and amortization	50,390	42,391	2.49%	2.16%
Minus:
Amortization of capitalized financing costs	951	928	0.05%	0.05%
EBITDA	203,887	233,418	10.09%	11.89%
Add:
Foreign currency transaction losses (gains)	619	(235)	0.03%	(0.01)%
Restructuring charges	—	—	—%	—%
Minus:
Net income (loss) attributable to noncontrolling interest	542	(360)	0.03%	(0.02)%
Adjusted EBITDA	$203,964	$233,543	10.09%	11.90%

Net Revenue:	$2,020,492	$1,962,937	$2,020,492	$1,962,937

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended
	March 26, 2017	March 27, 2016
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's Pride Corporation	$93,921	$118,371
Loss on early extinguishment of debt	—	—
Foreign currency transaction losses (gains)	619	(235)
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains)	94,540	118,136
Weighted average diluted shares of common stock outstanding	248,926	255,147
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains) per common diluted share	$0.38	$0.46

A reconciliation of GAAP earnings per share (EPS) to adjusted earnings per share (EPS) is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended
	March 26, 2017	March 27, 2016
	(In thousands, except per share data)
GAAP EPS	$0.38	$0.46
Loss on early extinguishment of debt	—	—
Foreign currency transaction losses (gains)	—	—
Adjusted EPS	$0.38	$0.46

Weighted average diluted shares of common stock outstanding	248,926	255,147

Net debt is defined as total long term debt less current maturities, plus current maturities of long term debt and notes payable, minus cash, cash equivalents and investments in available-for-sale securities.  Net debt is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other parties, in addition to and not in lieu of debt as presented under GAAP, to compare the indebtedness of companies.  A reconciliation of net debt is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Net Debt
(Unaudited)

	March 26, 2017	March 27, 2016	December 25, 2016	December 27, 2015	December 28, 2014
	(In thousands)
Long term debt, less current maturities	1,346,990	$986,400	$1,011,858	$985,509	$3,980
Add: Current maturities of long term debt and notes payable	96	21,665	94	28,812	262
Minus: Cash and cash equivalents	30,762	574,888	120,328	439,638	576,143
Minus: Available-for-sale securities	—	—	—	—	—
Net debt (cash position)	$1,316,324	$433,177	$891,624	$574,683	$(571,901)

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended
	March 26, 2017	March 27, 2016
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,736,405	$1,670,281
Mexico:	284,087	292,656
Total net sales:	$2,020,492	$1,962,937

Sources of cost of sales by country of origin:
US:	$1,548,099	$1,453,955
Mexico:	257,212	271,444
Elimination:	(24)	(24)
Total cost of sales:	$1,805,287	$1,725,375

Sources of gross profit by country of origin:
US:	$188,306	$216,326
Mexico:	26,875	21,212
Elimination:	24	24
Total gross profit:	$215,205	$237,562

Sources of operating income by country of origin:
US:	$133,556	$174,590
Mexico:	18,772	14,160
Elimination:	24	24
Total operating income:	$152,352	$188,774